MOORE & ASSOCIATES, CHARTERED

ACCOUNTANTS AND ADVISORS

PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form S-1 of SOEFL, Inc. (A Development Stage Company) of our report dated March 16, 2009 on our audit of the financial statements of SOEFL, Inc. as of December 31, 2008, and the related statements of operations, stockholders’ equity and cash flows for the period from inception on October 15, 2008 through December 31, 2008.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

March 18, 2009

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